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                                                                     EXHIBIT 5.1


                    [KARR TUTTLE CAMPBELL, P.S. LETTERHEAD]


                                  ------, 2000

TTM Technologies, Inc.
17550 N.E. 67th Court
Redmond, WA 98052


Ladies and Gentlemen:



    We are acting as Washington counsel for TTM Technologies, Inc. (the "Company") in connection with the Registration Statement on Form S-1, as amended (Registration Statement No. 333-39906) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), of the Company's shares of common stock, no par value per share (the "Shares"). The Shares are to be sold by the Company pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") between the Company and the underwriters named herein.



    We have examined the Underwriting Agreement and the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.



    Our opinion expressed herein is limited to the Federal law of the United States and the law of the State of Washington.



    Based on the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, when issued and delivered in accordance with the terms of the Underwriting Agreement, the Shares will be legally issued, fully paid and non-assessable.



    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Prospectus which is included in the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.


                                          Very truly yours,


                                          Karr Tuttle Campbell, P.S.